UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005

NetScout Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road, Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 614-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

Director Compensation

On July 26, 2005, the Board of Directors (the “Board”) of NetScout Systems, Inc. (the “Company”) approved an increase in non-employee director compensation. After giving effect to the increase, which is effective immediately after the 2005 Annual Meeting of Stockholders of the Company, the compensation of the Company’s non-employee directors will be as follows:

Non-employee directors receive an annual retainer of $12,500 for their service on the Board of Directors and receive an annual retainer of $4,000 for service on each committee of the Board of Directors on which they serve. In addition, the chairman of the Audit Committee receives an annual payment of $8,000 and each chairman of the Compensation Committee and the Nominating and Corporate Governance Committee receives an annual payment of $4,000. Finally, each non-employee director receives $1,500 for each regular meeting of the Board of Directors attended and are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board or of any committee thereof.

Immediately after each Annual Meeting of Stockholders, each director receives an award of restricted stock units (“RSUs”) equal in value to $30,000 (based on the then fair market value of the Company’s common stock). The annual RSUs vest one year after grant and are paid out in shares of Company common stock shortly after vesting, provided that during such year, such director attends at least 75% of the meetings of the Board and at least 75% of the meetings of any committee of the Board of which such director is a member. In the event that the foregoing attendance requirements are not met, the RSUs will not vest until the third anniversary of the date of grant. In addition, upon payout of the shares of Company common stock underlying the RSUs, the Company will pay each non-employee director $20,000 in cash to defray all or a portion of the director’s tax liability with respect to such shares.

Each new non-employee director is granted an award of RSUs upon their election or appointment to the Board. The value of the initial award of RSUs is equal to a maximum of $30,000, subject to pro rata reduction based on the number of months remaining between the date of such director’s election and the next Annual Meeting of Stockholders. Such initial award of RSUs vest at the next Annual Meeting of Stockholders and are paid out in shares of Company common stock shortly after vesting, provided that during the period between the date of grant and the date of such Annual Meeting of Stockholders, such director attends at least 75% of the meetings of the Board and at least 75% of the meetings of any committee of the Board of which such director is a member. In the event that the foregoing attendance requirements are not met, the initial RSUs will not vest until the third anniversary of the date of grant. In addition, upon the payout of the shares of Company common stock underlying the initial RSUs, the non-employee director will also receive up to a maximum of $20,000 in cash to defray all or a portion of the director’s tax liability with respect to such shares, subject to pro rata reduction based on the number of months remaining between the date of such director’s election or appointment and the next Annual Meeting of Stockholders.

No director who is an employee of the Company will receive separate compensation for services rendered as a director.

Amendment of 1999 Employee Stock Purchase Plan

On July 26, 2005, the Company amended its 1999 Employee Stock Purchase Plan, as amended (the “Plan”), to permit the Board to suspend the Plan from time to time. On the same day, the Board voted to suspend the Plan, effective as of November 1, 2005.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Election of Stuart M. McGuigan

On July 26, 2005, the Company’s Board of Directors expanded the size of the Board by one member and elected Stuart M. McGuigan as a Class II member of the Board of Directors.

Since 2004, Mr. McGuigan has served as Senior Vice President and Chief Information Officer for Liberty Mutual Insurance Group. Prior to this, Mr. McGuigan served as Senior Vice President, Information Services for Medco Health / Merck Medco Managed Care L.L.C. from 2002 to 2004, and as Senior Vice President, Information Strategy and Development from 1999 to 2002. Upon his election, Mr. McGuigan received an option to purchase 1,350 shares of the Company’s common stock at a price per share equal to the closing price of the Company’s common stock on August 1, 2005, such option to become fully exercisable at the 2005 Annual Meeting of Stockholders.

As of the date of this report, the Board has not determined which committee or committees of the Board Mr. McGuigan will join.

Resignation of Lisa A. Fiorentino

Lisa A. Fiorentino, the Company’s Vice President, Finance and Administration, Chief Accounting Officer and principal accounting officer, has resigned from the Company effective as of November 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By: /s/ David P. Sommers

David P. Sommers

Chief Financial Officer and

Senior Vice President, General Operations

Date: August 1, 2005